UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2015

CoConnect, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-26533	63-1205304
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

468 N. Camden Dr., Suite 350, Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (424) 256-8560

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On October 31, 2014, CoConnect, Inc. (the “Company”) entered into a Stock and Membership Interest Exchange Agreement (the “Agreement”) between the Company and the members (equity owners) of House of Knipschildt, LLC, a Delaware limited liability company (“HOK”). The Agreement provided for the acquisition of all of the outstanding membership interests of HOK by the Company in exchange for 4,200,000 newly issued unregistered shares of the Company’s common stock. HOK is a privately owned manufacturer, wholesaler and retailer of hand-made and other high-end chocolate products, and is based in Norwalk, Connecticut. HOK has one retail store.

As a condition to the closing of the Agreement, the Company was required to complete a private placement of newly issued unregistered shares of the Company’s common stock for net proceeds of at least $900,000. Other conditions to closing of the Agreement included the completion of a due diligence review by both the Company and HOK, completion of an audit of HOK’s financial statements and the absence of any material adverse change in the business, assets or condition (financial or otherwise) of either the Company or HOK. The Company also had the right to terminate the Agreement if satisfaction of any closing condition by December 15, 2014, or such later date as the parties may have agreed upon, became impossible (other than through the failure of the Company to comply with its obligations under the Agreement).

The 4,200,000 shares of common stock that were to be issued to the equity owners of HOK at closing would have constituted approximately 50.1% of the Company’s outstanding shares of common stock, after issuance of the new shares in the private placement.

On March 18, 2015, the Company elected to terminate the Agreement for, among others, the following reasons: (i) numerous negative matters that came to light during the Company’s due diligence review of HOK; (ii) ongoing delays and deficiencies in producing financial statements for 2013 and 2014 in a form capable of being audited; and (iii) material adverse changes in HOK’s business, assets and financial condition. The Company believes that the termination of the Agreement will not result in any material termination penalty or other liability to the Company.

The Company currently has no operations, and has been engaged in efforts to identify an operating company to acquire or with which to merge through an equity-based exchange transaction. As a result of the termination of the Agreement with HOK, the Company will continue to explore other potential acquisition candidates. As it is expected that the closing of any such transaction will result in a change in control of the Company, any such transaction is expected to be accounted for as a reverse merger, with the operating company being considered the legal acquiree and accounting acquirer, and the Company being considered the legal acquirer and the accounting acquiree. As a result, at and subsequent to closing of any such transaction, the financial statements of the operating company would become the financial statements of the Company for all periods presented.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith or incorporated by reference:

10.1	Stock and Membership Interest Exchange Agreement, dated as of October 31, 2014, between the Company and the members of House of Knipschildt, LLC—attached to the Company’s Form 8K filed with the Securities and Exchange Commission on October 31, 2014 and incorporated herein by reference.

10.2	Notice of Termination dated March 18, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CoConnect, Inc.
(Registrant)
Date: March 18, 2015
	By:	/s/ Bennett J. Yankowitz, President
(Signature)